Mobile Infrastructure Corporation Announces $75 Million Revolving Credit Facility

(Cincinnati, Ohio, April 1, 2022) – Mobile Infrastructure Corporation (the “Company”), a publicly registered, non-listed company which invests primarily in parking lots and garages in the United States, announced today that it has completed a $75 million revolving credit facility with KeyBank to refinance certain of the Company’s current secured loans, as well as new acquisitions. . The facility also provides for an additional $75 million accordion feature to be used for future acquisitions and working capital needs. The new credit facility matures April 2023, with the ability to extend.

Manuel Chavez, CEO, said, "We are extremely pleased to complete this loan refinancing and to continue to work with KeyBank, who remains a valued partner and provides support to execute on our strategic growth plan. We are committed to our growth plans, both organically and through acquisitions, ahead of our potential liquidity event.”

Stephanie Hogue, President and CFO added, “KeyBank has deep REIT and parking industry expertise, and providing us with this facility is a positive endorsement of our continued momentum. This transaction enhances our financial flexibility, reduces our cost of debt, and helps to further position us for growth.  Mobile Infrastructure is committed to operating with strong financial management, and this represents another productive step as we move towards a potential liquidity event.”

Borrowings under the facility bear interest at a SOFR benchmark rate or alternate base rate, plus a margin of between 1.75% and 3.00%, with respect to SOFR loans, or 0.75% to 2.00%, with respect to base rate loans, based on the Company’s leverage ratio and pool property debt yield as calculated under the Credit Agreement. Additional information regarding the refinancing is included in a Form 8-K filed today with the U.S. Securities and Exchange Commission.

About Mobile Infrastructure Corporation

Mobile Infrastructure Corporation is an internally-managed, publicly registered, non-listed company that invests primarily in parking lots and garages in the United States. Its assets include 44 parking facilities located in 22 markets. For more information, please visit www.mobileit.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "continue," "could," “anticipate,” "estimate," "expect," "intend," "may," "plan," "project," "should," "will," and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to:  national and local economic, business and real estate market conditions; the ability to maintain sufficient liquidity and our access to capital markets; our ability to identify, successfully compete for and complete acquisitions and loans; the performance of real estate assets and loans after they are acquired; and our ability to provide stockholder value through sales or otherwise dispose of our properties and other assets. Although Mobile Infrastructure Corporation believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company's most recent annual report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Mobile Infrastructure Corporation does not undertake any obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in expectations.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Contact Information

Investor Relations

mobileit@icrinc.com